EXHIBIT 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              BREDA TELEPHONE CORP.

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

     Pursuant to the provisions of Section 1007 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation:

                                    ARTICLE I

                                      Name

     The name of the corporation is Breda Telephone Corp. (the "Corporation").

                                   ARTICLE II

                                     Shares

     Section 1. The Corporation is authorized to issue five million (5,000,000) shares of common stock with no par value. Shares of stock in the Corporation shall be issued only to residents of the telephone exchange area served by the Corporation who subscribe to the Corporation's services, and to entities other than individual persons, such as corporations, partnerships, cooperative associations, sole proprietorships, or trusts, only if such an entity has its principal place of business in said telephone exchange area and subscribes to the Corporation's services. Each shareholder shall be limited to ownership of shares representing no more than one percent (1%) ("Maximum Ownership Percentage") of the total number of issued and outstanding shares of stock in the Corporation, except that any shareholder owning more than the Maximum
Ownership Percentage on the date these Amended and Restated Articles of Incorporation are adopted may continue to own said percentage, but no more than said percentage. If the shareholder also holds a five percent (5%) or greater ownership interest as a shareholder in another corporation, a partner in a partnership, a member of a cooperative association, the proprietor of a sole proprietorship, the trustee or beneficiary of a trust, or has a similar interest in some other such entity or association, then the total number of shares held in the aggregate by that shareholder and all such corporations, partnerships, cooperative associations, proprietorships, trusts, and other entities shall not exceed the Maximum Ownership Percentage, except that a

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shareholder owning more than the Maximum Ownership  Percentage on the date these
Amended and Restated Articles of Incorporation are adopted may continue to own said percentage, but no more than said percentage. Any shareholder who, as a result of a stock redemption made by the Corporation following the adoption of these Amended and Restated Articles of Incorporation, holds more than the Maximum Ownership Percentage, may continue to own such resulting percentage, but no more than such percentage.

     Section 2. Only one person or entity shall be deemed the subscriber to services from the Corporation with respect to any one telephone number, and only one person per household shall qualify as a subscriber regardless of the number of telephone numbers servicing the household. In the case where more than one person or entity uses a particular telephone number, or where a household is serviced by more than one telephone number, the customers shall designate one of themselves as the subscriber. If no designation is made, the first name listed on the account shall be deemed to be the subscriber. Only the subscriber shall qualify for stock ownership in the Corporation. It is the intent of this section that no more than the Maximum Ownership Percentage shall be held with respect to any one telephone number or household. Notwithstanding the foregoing, any persons or entities owning shares in violation of this section on the date these Amended and Restated Articles of Incorporation are adopted may continue to own said percentage of shares, but no more than said percentage.

     Section 3. No shareholder shall have any prior preemptive right to purchase all or any part of any stock now or hereafter authorized, issued, or acquired by the Corporation. Each shareholder is entitled to one vote on each issue presented for a vote of the shareholders, regardless of the number of shares held by that shareholder. Cumulative voting shall not be permitted.

     Section 4. Notwithstanding anything to the contrary herein, those shareholders holding more than one (1) share of the former Class A stock of the Corporation on the date these Amended and Restated Articles of Incorporation are adopted shall, following said adoption, be treated as a separate shareholder with respect to each share of former Class A stock so held, and shall be entitled to one (1) vote in each of his or her capacities as a shareholder on each issue presented for a vote of the shareholders. The right of a shareholder under this section 4 to be treated as a separate shareholder with respect to each share of former Class A stock shall terminate upon (i) termination of the shareholder's service from the Corporation, (ii) removal of the shareholder from the telephone exchange area served by the Corporation, (iii) the death of the shareholder, or (iv) transfer of the shareholder's shares to another person or entity.

                                   ARTICLE III

                                    Directors

     Section 1. The number of directors shall be the number specified in or fixed in accordance with the bylaws. The Board of Directors shall have the power to fix or change the number of directors

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unless the shareholders,  in amending or repealing the bylaws, provide expressly that the Board of Directors shall not amend or repeal the bylaw establishing the number of directors. The directors shall be divided into three (3) classes, with each class to be as nearly equal in number as possible. The terms of approximately one-third of the directors shall expire each year, and directors shall be elected to three (3) year staggered terms.

     Section 2. Each director shall be a shareholder in order to qualify for office. If any director shall sell or transfer his or her shares in the Corporation, that person shall at once cease to be a director.

                                   ARTICLE IV

                        Non-Liability and Indemnification

     Section 1. A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for a transaction from which the director derived an improper personal benefit, or (iv) under Section 833 of the Iowa Business Corporation Act. Any repeal or amendment of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such repeal or amendment. If the law of the Corporation's state of incorporation is hereafter changed to permit further elimination or limitation of the liability of directors for monetary damages to the Corporation or its shareholders, then the liability of a director to this Corporation shall be eliminated or limited to the fullest extent then permitted.

     Section 2. Each individual who is or was a director of the Corporation (and the heirs, executors, personal representatives or administrators of such individual) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("Indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended. In addition to the indemnification conferred in this Article, the Indemnitee and any officer of the Corporation shall also be entitled to have paid directly by the Corporation the expenses reasonably incurred in defending any such proceeding against such Indemnitee, or any similar type of proceeding against such officer, in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended. The right to indemnification conferred in this Article shall be a contract right.

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     Section  3. The  Corporation  may,  by action  of the  Board of  Directors, provide indemnification to such of the officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by applicable law.

     Section 4. The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the Corporation, agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 5. Any repeal or amendment of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer existing at the time of such repeal or amendment.

                                    ARTICLE V

                               Transfer of Shares

     Section 1. The Board of Directors shall have the power to redeem shares of stock, at its option, for a redemption price equal to a fair value for such shares, as determined by the Board of Directors in its sole discretion, in the event of termination of service to a shareholder from the Corporation or removal of a shareholder from the telephone exchange area served by the Corporation, or in the case of death of a shareholder. Notwithstanding the foregoing, any shareholder who on the date these Amended and Restated Articles of Incorporation are adopted resides outside of the Corporation's telephone exchange area or does not receive service from the Corporation may continue to own his or her current percentage of shares in the Corporation.

     Section 2. Any shareholder upon termination of service from the Corporation or removal from the telephone exchange area served by the Corporation, or the personal representative of a shareholder upon the shareholder's death, may elect to transfer the shareholder's shares in the Corporation to parties other than the Corporation, provided that the transferees are themselves eligible to be shareholders of the Corporation by virtue of residing in an area served by the Corporation and subscribing to service from the Corporation and by compliance with the Corporation's Articles of Incorporation and Bylaws. Such transfer may only be accomplished upon notice to the Corporation and appropriate entries made on the stock record books of the Corporation. No share of stock shall be transferred upon the books of this Corporation without the consent of the Board of Directors of the Corporation. In the event that the shareholder does not comply with this Section 2, the Corporation shall have the option to purchase said shares of stock at a redemption price equal to a fair value for such shares, as determined by the Board of Directors in its sole discretion.

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     Section 3. No shareholder shall sell any shares owned by him or her in this
Corporation unless (1) he or she shall have first given the Corporation at least sixty (60) days prior notice in writing of intention to transfer such shares, and a copy of a written offer to purchase such shares stating the number of shares to be transferred, the name of the proposed transferee, and the actual price or prices for which it is intended the shares be sold; and (2) the Corporation shall have failed within sixty (60) days after receipt of such notice to notify such shareholder in writing of its willingness to purchase said shares for the same price as the price for which the shareholder intends to sell said shares to the party submitting the written offer.

     Section 4. The provisions of this Article shall be considered a contract between the Corporation and the shareholder and no transfer or sale of such shares shall be valid or recognized by the Corporation or its stock transfer agent unless the terms of this Article are complied with. If the Corporation does give timely notification of the exercise of its option to purchase under this Article, it must upon presentation of the certificate representing such shares pay the purchase price.

     Section 5. The Bylaws of the Corporation may place additional restrictions on the transferability of shares and contain further qualifications for ownership of shares.

                                   ARTICLE VI

                                     Quorum

     Any number of the shareholders of the Corporation present in person or represented by proxy shall constitute a quorum for purposes of conducting business at a meeting of the shareholders, unless the representation of a different number is required by law, and in that case, the representation of the number so required shall constitute a quorum. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another place, date or time.

     When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however that if the date of any adjourned meeting is more than one hundred twenty (120) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of the adjourned meeting shall be given. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

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                                  ARTICLES VII

                             Amendments to Articles

     Unless the Iowa Business Corporation Act requires a greater vote or a vote by voting groups, these Articles of Incorporation may be amended at any regular or special meeting of the shareholders of the Corporation at which a quorum is present, by a majority vote of the shareholders actually voting on said amendments, provided that notice of such proposed amendments has been given to each shareholder no fewer than ten (10) nor more than sixty (60) days prior to the date of said meeting. Notwithstanding the foregoing, amending Article VIII hereof shall require the affirmative vote of at least two-thirds (2/3) of all of the shareholders of the Corporation.

                                  ARTICLE VIII

                           Sale or Merger; Dissolution

     The Corporation may be sold, merged into another corporation, or dissolved, or the Corporation may sell all or substantially all of its assets, only upon a vote in favor thereof by at least two-thirds (2/3) of all of the shareholders of the Corporation.

                                   ARTICLE IX

                             Certificate of Adoption

     Section 1. The duly adopted Amended and Restated Articles of Incorporation set forth above supersede the prior articles of incorporation of the Corporation and all amendments to them.

     Section 2. The foregoing Amended and Restated Articles of Incorporation were adopted by the shareholders of the Corporation on February 28, 1995, in the manner prescribed by the Iowa Business Corporation Act.

     Section 3. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendments, and the number of votes of each voting group indisputably represented at the meeting are as follows:

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                                          VOTES ENTITLED TO
                                          BE CAST ON AMENDED
                                             AND RESTATED              VOTES
   DESIGNATION            SHARES             ARTICLES OF            REPRESENTED
     OF GROUP          OUTSTANDING          INCORPORATION            AT MEETING
     --------          -----------          -------------            ----------
     Class A                603                  603                     357
     Class B               1456                 1456                    1001

     Section 4. The total number of votes cast for and against the Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the Amended and Restated Articles of Incorporation is as follows:

         VOTING GROUP                VOTES FOR              VOTES AGAINST
         ------------                ---------              -------------
           Class A                      346                      11
           Class B                      992                       9

     Section 5. The number of votes cast for the Amended and Restated Articles of Incorporation by each voting group was sufficient for approval by that voting group.

     Section 6. The Amended and Restated Articles of Incorporation will result in a reclassification of issued shares as per the resolutions of the Board of Directors attached hereto as Exhibit A.

     Dated this 28th day of February, 1995.


                                        BREDA TELEPHONE CORP.


                                        /s/  Harold Uhlenkamp
                                             ----------------------------------
                                             Harold Uhlenkamp, President

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                                    EXHIBIT A

                      RESOLUTIONS OF THE BOARD OF DIRECTORS
                            OF BREDA TELEPHONE CORP.

     RESOLVED, that each of the previously authorized, issued, and outstanding shares of Class A stock of the Company is hereby converted into and becomes two
(2) shares of common stock under the attached Amended and Restated Articles of Incorporation, subject to the filing of the Amended and Restated Articles of Incorporation with the Iowa Secretary of State. Upon this Resolution becoming effective, each certificate which theretofore represented shares of the Class A stock of the Company shall be deemed void and canceled, and each holder of record of the issued shares of Class A stock of the Company at the close of business on the date this Resolution becomes effective shall be entitled to receive in lieu thereof a certificate or certificates representing shares of common stock of the Company under the Amended and Restated Articles of Incorporation which will represent the full number of shares to which he or she is entitled as a result of the conversion made by this Resolution.

     RESOLVED, that each of the previously authorized, issued, and outstanding shares of Class B stock of the Company is hereby converted into and becomes thirty (30) shares of common stock under the attached Amended and Restated
Articles of Incorporation, subject to the filing of the Amended and Restated Articles of Incorporation with the Iowa Secretary of State. Upon this Resolution becoming effective, each certificate which theretofore represented shares of the Class B stock of the Company shall be deemed void and canceled, and each holder of record of the issued shares of Class B stock of the Company at the close of business on the date this Resolution becomes effective shall be entitled to receive in lieu thereof a certificate or certificates representing shares of common stock of the Company under the Amended and Restated Articles of Incorporation which will represent the full number of shares to which he or she is entitled as a result of the conversion made by this Resolution.

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